EXHIBIT 4.1

THIS WARRANT AND THE SHARES OF COMMON STOCK WHICH MAY BE PURCHASED UPON THE EXERCISE OF THIS WARRANT HAVE BEEN ACQUIRED SOLELY FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH SALE, OFFER, PLEDGE OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE ACT AND OF ANY APPLICABLE STATE SECURITIES LAWS.

                                   DTOMI, INC.

                    COMMON STOCK PURCHASE WARRANT CERTIFICATE


No. __________

            THIS CERTIFIES THAT, for value received, ________________ (the "Holder") is entitled to subscribe for and purchase _______________ shares of the common stock (the "Shares") of Dtomi, Inc. (the "Company"), at an exercise price of $.18 per share (the "Exercise Price"), subject to the terms and conditions set forth herein.

     1. Method of Exercise.

         (a) Exercise by the Holder. The purchase rights represented by this Warrant may be exercised by the Holder, in part or in whole, by the surrender of this Warrant (with the notice of exercise form attached hereto as Exhibit A duly executed) at the principal office of the Company, and by the payment to the Company, by certified, cashier's or other check acceptable to the Company or by wire transfer to an account designated by the Company, of an amount equal to the Exercise Price of the Shares being purchased, at any time before 5:00 P.M., E.S.T., on December 31, 2006, unless the Warrant has been called, pursuant to
Section 1(b) herein, in which case it shall expire at 5:00 P.M., E.S.T., on the last day of the Mandatory Warrant Exercise Period, as defined herein.

         (b) Warrant Call. The Company may call the Warrant at any time after the closing bid price for the common stock of the Company has been at or above $0.60 per share for five (5) consecutive trading days, regardless of whether an SB-2 Registration Statement has been filed or declared effective by the U.S. Securities and Exchange Commission (the "SEC").

                  (i) The Warrant shall expire forty-five (45) days from the date the Warrant is called (the "Call Date") by the Company. The forty-five day period from the Call Date is hereinafter referred to as the "Mandatory Warrant Exercise Period".

                  (i) Notice of Warrant Call. The Company shall provide notice of its intent to call the Warrant, pursuant to Section 10 herein, by providing the Holder with the Notice of Warrant Call Form attached hereto as Exhibit B.

         (c) Stock Certificates. In the event of any exercise of the rights represented by this Warrant, certificates for the Shares so purchased shall be delivered to the Holder within a reasonable time and, unless this Warrant has been fully exercised or has expired, pursuant to Section 1(a) herein, a new Warrant representing the balance of the shares not exercised shall be issued to the Holder within a similarly reasonable time.

     2. Stock Fully Paid; Reservation of Shares. All of the Shares issuable upon the exercise of the rights represented by this Warrant will, upon issuance and receipt of the Exercise Price therefor, be fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof. During the period within which the rights represented by this Warrant may be exercised, the Company shall at all times have authorized and reserved for issuance sufficient shares of its common stock to provide for the exercise of the rights represented by this Warrant.

     3. Registration Rights. The Company shall file a registration statement with the SEC on Form SB-2 covering the common stock issuable upon exercise of the Warrants (the "Registration Statement").

         (a) The Company shall use its best efforts to prepare and file the Registration Statement within Sixty (60) days of the Closing, defined as the date on which the Parties exchange all necessary deliverables under that certain Subscription Agreement executed between the Company and the Holder.

         (b)The Company shall use its best efforts to cause the Registration Statement to become effective as soon as practicable, however, if the Registration Statement is not declared effective on or prior to January 31, 2004, the Company shall be required to issue additional warrants to each investor as follows:

---------------------------------------------------------------- ----------------------------------------
                                                                     ADDITIONAL WARRANT TO PURCHASE
                                                                            COMMON STOCK AS A
DATE REGISTRATION STATEMENT                                                 % OF THE WARRANT
                      BECOMES EFFECTIVE                                  INCLUDED IN THE UNITS
---------------------------------------------------------------- ----------------------------------------
  Between July 15, 2003 and January 31, 2004                                      0%
  Between February 1, 2004, and February 29, 2004                                 6%
  Between March 1, 2004 and March 31, 2004                                        9%
  April 1, 2004 and thereafter                                                   12%
---------------------------------------------------------------- ----------------------------------------

         (c) The Company shall use its best efforts to keep the Registration Statement effective until December 31, 2006.

         (d) After the Registration Statement becomes effective, the investors may publicly sell the Shares of Common Stock issuable upon exercise of the Warrant.

         (e) The cost of the registration of the Registrable Securities will be at the Company's expense, except for the Investor's attorney's fees which shall be borne by the Investor.

     4. Adjustments. Subject to the provisions of Section 5 hereof, the number and kind of securities purchasable upon the exercise of this Warrant and the Exercise Price therefor shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

          (a) Reclassification. In the case of any reclassification or change of securities of the class issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in case of any merger of the Company with or into another corporation (other than a merger with another corporation in which the Company is the acquiring and the surviving corporation and which does not result in any reclassification or change of outstanding securities issuable upon exercise of this Warrant), or in case of any sale of all or substantially all of the assets of the Company, the Company, or such successor or purchasing corporation, as the case may be, shall duly execute and deliver to the holder of this Warrant a new Warrant (in form and substance reasonably satisfactory to the holder of this Warrant), or the Company shall make appropriate provision without the issuance of a new Warrant, so that the holder of this Warrant shall have the right to receive, at a total purchase price not to exceed that payable upon the exercise of the unexercised portion of this Warrant, and in lieu of the shares of Common Stock theretofore issuable upon exercise of this Warrant, (i) the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification, change, merger or sale by a holder of the number of shares of Common Stock then purchasable under this Warrant, or (ii) in the case of such a merger or sale in which the consideration paid consists all or in part of assets other than securities of the successor or purchasing corporation, at the option of the
Holder of this Warrant, the securities of the successor or purchasing corporation having a value at the time of the transaction equivalent to the fair market value of the Common Stock at the time of the transaction. The provisions of this subparagraph (a) shall similarly apply to successive reclassifications, changes, mergers and transfers.

          (b) Stock Splits, Dividends and Combinations. In the event that the Company shall at any time subdivide the outstanding shares of Common Stock or shall issue a stock dividend on its outstanding shares of Common Stock the number of Shares issuable upon exercise of this Warrant immediately prior to such subdivision or to the issuance of such stock dividend shall be proportionately increased, and the Exercise Price shall be proportionately decreased, and in the event that the Company shall at any time combine the outstanding shares of Common Stock the number of Shares issuable upon exercise of this Warrant immediately prior to such combination shall be proportionately decreased, and the Exercise Price shall be proportionately increased, effective at the close of business on the date of such subdivision, stock dividend or combination, as the case may be.

     5. Notice of Adjustments. Whenever the number of Shares purchasable hereunder or the Exercise Price thereof shall be adjusted pursuant to Section 3 hereof, the Company shall provide notice to the Holder setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the number and class of shares which may be purchased thereafter and the Exercise Price therefor after giving effect to such adjustment.

     6. Representations of the Company. The Company represents that all corporate actions on the part of the Company, its officers, directors and shareholders necessary for the sale and issuance of the Shares pursuant hereto and the performance of the Company's obligations hereunder were taken prior to and are effective as of the effective date of this Warrant.

     7. Representations and Warranties by the Holder. The Holder represents and warrants to the Company as follows:

          (a) This Warrant and the Shares issuable upon exercise thereof are being acquired for its own account, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act of 1933, as amended (the "Act"). Upon exercise of this Warrant, the Holder shall, if so requested by the Company, confirm in writing, in a form satisfactory to the Company, that the securities issuable upon exercise of this Warrant are being acquired for investment and not with a view toward distribution or resale.

          (b) The Holder understands that the Warrant and the Shares have not been registered under the Act by reason of their issuance in a transaction exempt from the registration and prospectus delivery requirements of the Act pursuant to Section 4(2) thereof, and that they must be held by the Holder indefinitely, and that the Holder must therefore bear the economic risk of such investment indefinitely, unless a subsequent disposition thereof is registered under the Act or is exempted from such registration.

           (c) The Holder has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the purchase of this Warrant and the Shares purchasable pursuant to the terms of this Warrant and of protecting its interests in connection therewith.

           (d) The Holder is able to bear the economic risk of the purchase of the Shares pursuant to the terms of this Warrant.

7. Restrictive Legend.

               The Shares (unless registered under the Act) shall be stamped or imprinted with a legend in substantially the following form:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF, AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO IT STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE ACT.

     8. Transfer of Warrants. Notwithstanding anything to the contrary herein, nothing shall prevent Holder from transferring the Warrant if the disposition thereof is exempt from registration under the Act.

     9. Rights of Shareholders. No holder of this Warrant shall be entitled, as a Warrant holder, to vote or receive dividends or be deemed the holder of any Shares or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the holder of this Warrant, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Warrant shall have been exercised and the Shares purchasable upon the exercise hereof shall have become deliverable, as provided herein. The holder of this Warrant will not be entitled to share in the assets of the Company in the event of a liquidation, dissolution or the winding up of the Company.

     10. Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly made and sent when delivered, or mailed by registered or certified mail, return receipt requested:

         (a) If to a Holder, to the address of such Holder as shown on the books of the Company; or

         (b) If to the Company, to the address set forth herein or to such other address as the Company may designate by notice to the Holders.

     11. Governing Law. This Warrant and all actions arising out of or in connection with this Agreement shall be governed by and construed in accordance with the laws of the State of Washington, without regard to the conflicts of law provisions of the State of Washington or of any other state.


Issued this ____ day of November, 2003.

                                        DTOMI, INC.


                                        ------------------------------------
                                        By: David M. Otto
                                        Its:   Secretary

                                    EXHIBIT A

                               NOTICE OF EXERCISE


TO:      Dtomi, Inc.
         200 Ninth Avenue, Suite 220
         Safety Harbor, Florida 34965

     1. The undersigned hereby elects to purchase __________ Shares of Dtomi, Inc. pursuant to the terms of the attached Warrant.

     2. The undersigned elects to exercise the attached Warrant by means of a cash payment, and tenders herewith or by concurrent wire transfer payment in full for the purchase price of the shares being purchased, together with all applicable transfer taxes, if any.

     3. Please issue a certificate or certificates representing said Shares in the name of the undersigned or in such other name as is specified below:

                    Name:    _____________________________
                    Address: _____________________________


     4. The undersigned hereby represents and warrants that the aforesaid Shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale, in connection with the distribution thereof, and that the undersigned has no present intention of distributing or reselling such shares and all representations and warranties of the undersigned set forth in
Section 6 of the attached Warrant are true and correct as of the date hereof.


                                             By:  ______________________________
                                             Name: _____________________________
                                             Its: ______________________________

                                    EXHIBIT B

                         FORM OF NOTICE OF WARRANT CALL

         Dtomi, Inc. ("Dtomi") hereby irrevocable elects to call the warrant represented by Warrant Certificate No. ___ (the Warrant"), pursuant to the terms and conditions set forth therein, effective on the date set forth below (the "Call Date"). The Warrant shall expire forty-five (45) days from the Call Date.

Dated: ______________, 20___.

DTOMI, INC.




-------------------------
By: _____________________
Its: _____________________